Exhibit 10.12

FINAL FORM

FORM OF JBG SMITH PROPERTIES

UNIT ISSUANCE AGREEMENT

UNIT ISSUANCE AGREEMENT (the “Agreement” or “Unit Issuance Agreement”) made as of [•], 2017 between JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), its subsidiary JBG SMITH Properties LP, a Delaware limited partnership (the “Partnership”), and [•] (the “Unit Holder”).

RECITALS

A.            Vornado Realty Trust, a Maryland real estate investment trust and Vornado Realty L.P., a Delaware limited partnership (the “Vornado Parties”), and JBG Properties Inc. (“JBG Properties”), a Maryland corporation and JBG/Operating Partners, L.P. (“JBG LP”), a Delaware limited partnership, together with certain affiliated entities (the “JBG Parties”), and the Company and the Partnership, have entered into that certain Master Transaction Agreement (the “Transaction Agreement”), pursuant to which the Vornado Parties and the JBG Parties will effectuate a series of transactions resulting in the acquisition, transfer and contribution of certain assets and interests to the Company and the Partnership.

B.                                    In furtherance of the foregoing and pursuant to the limited partnership agreement of the Partnership, as it will be amended as of the “Closing Date” (as defined in the Transaction Agreement) pursuant to the “Partnership Agreement Amendment and Restatement” (as defined in the Transaction Agreement) and as it may be further amended from time to time (the “Partnership Agreement”), the parties hereto desire to enter into this Agreement in order to effect the issuance of “Common Partnership Units” of the Partnership (as defined in the Partnership Agreement), having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement, to the Unit Holder in connection with the merger of JBG LP with and into a wholly owned limited liability subsidiary of the Partnership (the “Partnership Merger”) pursuant to the “JBG Partnership Merger Agreement” (as defined in the Transaction Agreement) [and the contribution (the “JBG Properties Contribution”) by JBG Properties to the Partnership, pursuant to the “JBG Properties Contribution Agreement” (as defined in the Transaction Agreement) of all of its assets and the subsequent receipt of Common Partnership Units having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement, by the Unit Holder](1).

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company, the Partnership and the Unit Holder hereby agree as follows:

AGREEMENT

1.                                      Issuance and Vesting of Common Partnership Units. In connection with (and conditioned on the occurrence of) (i) the Partnership Merger pursuant to the Partnership Merger Agreement[, (ii) the JBG Properties Contribution pursuant to the JBG Properties Contribution Agreement] and [(ii)] [(iii)] the execution and delivery to the

(1)  Note: This section to be filled out as necessary based on the transactions in which the Unit Holder is receiving Common Partnership Units.

Partnership by the Unit Holder of a counterpart to the Partnership Agreement, and on the terms and conditions set forth herein, the Partnership hereby agrees to issue to the Unit Holder • Common Partnership Units as of the date hereof (the “Issuance Date”), 50% of which shall be fully vested and non-forfeitable upon issuance and 50% of which shall be unvested, forfeitable pursuant to Section 2, and will vest in a number equal to 1/30 of the total unvested Common Partnership Units issued starting on the first day of the 31st month following the Issuance Date and on the first day of each subsequent month until the first day of the 60th month following the Issuance Date, at which time such Common Partnership Units shall be fully vested and non-forfeitable. Vested Common Partnership Units (whether vested at or subsequent to issuance) will be subject to the restrictions on transfer and redemption as set forth in Section 3. Except as permitted under Section 12 and subject to the terms of the Partnership Agreement, unvested Common Partnership Units may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntary or involuntary or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

The Unit Holder shall have the right to vote both vested and unvested Common Partnership Units if and when voting is allowed under the Partnership Agreement.

2.                                      Forfeiture of Unvested Common Partnership Units. If the employment of the Unit Holder by the Company or an affiliate terminates for any reason other than as described in the succeeding sentence, any unvested Common Partnership Units as of the date of such termination shall be forfeited and returned to the Company for delivery to the Partnership and cancellation. Upon termination of employment of the Unit Holder with the Company or its affiliates (a) upon the Unit Holder’s death or Disability, (b) by the Company (or its successor) without Cause, or (c) by the Unit Holder for Good Reason, or upon the occurrence of a Change in Control or on employment termination upon non-renewal of the Unit Holder’s employment agreement (if any) by the Company, then any unvested Common Partnership Units shall become immediately fully vested and non-forfeitable. Each of the terms in the preceding sentence shall be as defined in the Unit Holder’s employment agreement with the Company, or if there is no employment agreement, as defined below:

A “Change in Control” of the Company means the occurrence of one of the following events:

(i)                                     Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(i), the following acquisitions shall not constitute a Change of Control:  (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (d) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(iii)(1), 2(iii)(2) and 2(iii)(3);

(ii)                                  Any time at which individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (the “Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)                               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or similar governing body of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)                              Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Cause” means the Unit Holder’s: (a) conviction of, or plea of guilty or nolo contendere to, a felony, (b) willful and continued failure to use reasonable efforts to perform in all material respects his employment duties (other than such failure resulting from the Unit Holder’s incapacity due to physical or mental illness) that the Unit Holder fails to remedy within 30 days after written notice is delivered by the Company to the Unit Holder that specifically identifies  in reasonable detail the manner in which the Company believes the Unit Holder has not used reasonable efforts to perform in all material respects his duties hereunder, or (c) willful misconduct (including, but not limited to, a willful breach of the provisions of Section 4) that is materially economically injurious to the Company.  For purposes of this paragraph, no act, or failure to act, by the Unit Holder will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Disability” means a termination of employment by the Company or an affiliate as a result of the Unit Holder having been substantially unable to perform his duties for a continuous period of 180 days due to incapacity caused by physical or mental illness and within 30 days after receiving written Notice of such termination of employment after such 180-day period, the Unit Holder shall not have returned to the substantial performance of his duties on a full-time basis.

“Good Reason” means (a) a material reduction by the Company in the Unit Holder’s base salary, (b) a material diminution in the Unit Holder’s position, authority, duties or responsibilities, (c) a relocation of the Unit Holder’s location of employment to a location outside of the Washington D.C. metropolitan area, or (d) a material breach of the Agreement.

3.                                Restrictions on Transfer and Redemption.

(i)                                     Notwithstanding any provision of the Partnership Agreement to the contrary, during the applicable Retention Period (as defined below) the Unit Holder will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Retained Units (as defined below), or any options or warrants to purchase any Retained Units, or any securities convertible into, exchangeable for or that represent the right to receive Retained Units, whether now owned or hereinafter acquired, owned directly by the Unit Holder (including holding as a custodian) or with respect to which the Unit Holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or (ii) exercise the “Redemption Right” (as defined in, and pursuant to, Section 8.6 of the Partnership Agreement) with respect to the Retained Units.  “Initial Retained Units” means 80% of the Common Partnership Units received pursuant to this Agreement that will be fully vested and non-forfeitable upon issuance. “Subsequent Retained Units” means 100% of the Common Partnership Units received pursuant to this Agreement that will be unvested and forfeitable at the time of issuance (together with the Initial Retained Units, the “Retained Units”).  “Retention Period” means (i) with respect to the Initial Retained Units, the period commencing from the Closing and ending on [•], 2020,(2) and (ii) with respect to the Subsequent Retained Units, the period commencing from the Closing and ending on [•], 2022(3); provided, however, that the applicable Retention Period shall terminate immediately upon (i) the termination of employment of the Unit Holder with the Company or its affiliates (a) by the Company (or its successor) without Cause, (b) by the Unit Holder for Good Reason or (c) upon the Unit Holder’s death or Disability, or (ii) the occurrence of a Change in Control.

(ii)                                  The restrictions set forth in this Section 3 are expressly agreed to preclude the Unit Holder, during the applicable Retention Period, from engaging in any hedging, swap, or other arrangement or transaction which is designed to or

(2)  Note: To be the day that is three years after the Closing.

(3)  Note: To be the day that is five years after the Closing.

which reasonably could be expected to lead to or result in, in whole or in part, a sale or disposition of the Retained Units (even if such Retained Units would be disposed of by someone other than the Unit Holder) or in the transfer to another of any of the economic consequences of ownership of any of the Retained Units, whether such transaction is to be settled by delivery of the Retained Units, in cash or otherwise.  Such prohibited hedging or other transactions would include without limitation any short sale or sale or grant of any right (including without limitation any put or call option) with respect to any of the Retained Units or with respect to any security that includes, relates to, or derives any significant part of its value from such Retained Units.

(iii)                               Notwithstanding any provision of the Partnership Agreement to the contrary, the Unit Holder expressly agrees and consents to the refusal of the Company and the Partnership (unless they so elect to the contrary) to redeem any of the Retained Units pursuant to any attempted exercise by the Unit Holder of the Redemption Right during the applicable Redemption Period.

(iv)                              The parties acknowledge and agree that any restrictions on transfer of the Common Partnership Units are in addition to, and not in lieu of, the transfer restrictions applicable to Common Partnership Units set forth in the Partnership Agreement.

4.                                Non-Competition; Non-Solicitation.

(i)                                     Protection of Business. Except as set forth in an employment agreement with the Unit Holder and the Company or its affiliate, or as provided herein below, until the later of (i) the first day of the 31st month after the Closing Date and (ii) the first day of the seventh month after the date of termination of the Unit Holder’s employment with the Company or an affiliate for any reason the Unit Holder will not (x) engage in any Competing Business (as defined below) or pursue or attempt to develop any project known to the Unit Holder and which the Company is pursuing, developing or attempting to develop as of the date of termination of employment (a “Project”), directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization or (y) divert to any entity which is engaged in any business conducted by the Company any Project, corporate opportunity or any customer of the Company. Notwithstanding the preceding sentence, the Unit Holder shall not be prohibited from owning less than 1% percent of any publicly-traded corporation, whether or not such corporation is in competition with the Company or from owning any passive investment in a hedge fund, private equity fund or similar instrument that, at the time of the Unit Holder’s acquisition, did not to Unit Holder’s knowledge (after reasonable inquiry) hold any investment in any Competing Business (as defined below); provided, that, the Unit Holder shall be permitted to invest in mutual funds or ETFs so long as such funds or ETFs are not invested primarily in real estate investment trusts. “Competing Business” means any business the primary business of which is being engaged in by the Company in the Washington, D.C. metropolitan area as a principal business as of the date of termination of the Unit Holder’s employment with the Company or an affiliate (including, without limitation, the development, owning and operating of commercial real estate and the acquisition and disposition of commercial real estate for the purpose of development, owning and operating such real estate).

(ii)                                  Non-Solicitation. Except as set forth in an employment agreement with the Unit Holder and the Company or its affiliate, or as provided herein below, until the later of (i) the first day of the 31st month after the Closing Date and (ii) the first anniversary of the date of termination of the Unit Holder’s employment with the Company or an affiliate for any reason the Unit Holder will not solicit any officer, employee (other than secretarial staff) or exclusive or primary consultant of the Company to leave the employ of the Company.

(iii)                               Injunctive Relief and Enforcement. In addition to any other remedy available to the Company under applicable law, in the event of a breach or threatened breach of this Section 4, the Unit Holder agrees that the Company shall be entitled to seek injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Unit Holder acknowledging that damages would be inadequate and insufficient. If, at any time, the provisions of Sections 4(i) or (ii) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to duration or scope of activity, Sections 4(i) or (ii), as applicable, shall be considered divisible and shall become and be immediately amended to only such duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Unit Holder agrees that Sections 4(i) and/or (ii) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(iv)                              Forfeiture of Unvested Common Partnership Units.  In the event that the Unit Holder breaches Sections 4(i) or (ii), the Unit Holder will forfeit all unvested Common Partnership Units including his rights to payment or benefits or under any shares to be issued in respect thereof.

5.                                      Clawback Policy. If the Company determines that grounds exist such that the Unit Holder’s employment could be terminated by the Company pursuant to clauses (a) or (c) of the “Cause” definition in Section 2 (or the analogous provisions to clauses (a) or (c) of an applicable employment agreement definition) and the event giving rise to such determination in either case (i) arises at any time within the three-year period immediately prior to the termination of the Unit Holder’s employment with the Company for any reason and (ii) causes material economic harm to the Company, then any Common Partnership Units that vested after the Issuance Date are subject to clawback and/or forfeiture as determined by the Company in its sole discretion (including the repayment to the Company by the Unit Holder of any realized gain on any disposition of such Common Partnership Units or shares issued in respect thereof).  The Company shall not take any action to claw back or forfeit any Common Partnership Units of a Unit Holder for Cause unless the Company has delivered to the Unit Holder a copy of a resolution duly adopted by a majority of the members of the Board, the Compensation Committee or Corporate Governance and Nominating Committee thereof (excluding, if applicable, the Unit Holder for purposes of determining such majority) at a meeting of the Board or such committee called and held for such purpose (after reasonable advance notice to the Unit Holder and an opportunity for the Unit Holder, together with his counsel, to be heard before the Board or such committee), finding that in the good faith opinion of the Board (or a committee thereof), the Unit Holder engaged in the conduct as set forth in the immediately preceding sentence, and specifying in sufficient detail the events or circumstances alleged to constitute Cause; provided, that if any such resolution was adopted by a committee of the Board, the determination of whether “Cause” exists shall be ratified by the Board.  In the event that the Company adopts a general clawback policy or has a clawback policy in any other agreement applicable to the Unit Holder, it shall be superseded by the clawback provision contained in this Section 5 for purposes of applicability to the Common

Partnership units provided hereunder.  For the avoidance of doubt, and notwithstanding any policy of the Company to the contrary (any such provision to be superseded by this provision unless otherwise required by applicable law), (a) those Common Partnership Units which were immediately vested on the Issuance Date are not subject to clawback under this Section 5 (nor shall any realized gain on any disposition of such Common Partnership Units or shares issued in respect thereof be subject to clawback) and (b) no Common Partnership Units shall be subject to clawback following the eighth anniversary of the Issuance Date.

6.                                      Certificates. Each certificate, if any, issued in respect of the Common Partnership Units issued under this Unit Issuance Agreement shall be registered in the Unit Holder’s name and with respect to any unvested Common Partnership Units, held by the Company until such Common Partnership Units vest. If certificates representing the Common Partnership Units are issued by the Partnership, on each date that Common Partnership Units vest, the Company shall deliver to the Unit Holder (or, if applicable, to the Unit Holder’s legal representatives, beneficiaries or heirs) certificates representing the number of such Common Partnership Units. The Unit Holder agrees that any resale of vested Common Partnership Units (or shares received upon redemption of or in exchange for Common Partnership) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

7.                                      Certain Adjustments. Common Partnership Units shall be subject to adjustment as provided in the Partnership Agreement.

8.                                      No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Unit Holder’s services, responsibilities and duties at any time for any reason whatsoever.

9.                                      Notice. Any notice to be given to the Company shall be addressed to the General Counsel, JBG SMITH Properties, 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815, and any notice to be given the Unit Holder shall be addressed to the Unit Holder at the Unit Holder’s address as it appears on the records of the Partnership, or at such other address as the Company or the Unit Holder may hereafter designate in writing to the other.

10.                               Governing Law. This Unit Issuance Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.

11.                               Successors and Assigns. This Unit Issuance Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Unit Holder by will or the laws of descent and distribution, but this Unit Issuance Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Unit Holder.

12.                               Transfer; Redemption. None of the Common Partnership Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the

Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of Common Partnership Units not in accordance with the terms and conditions of this Section 12 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Common Partnership Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

13.                               Severability. If, for any reason, any provision of this Unit Issuance Agreement is held invalid, such invalidity shall not affect any other provision of this Unit Issuance Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Unit Issuance Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Unit Issuance Agreement, shall to the full extent consistent with law continue in full force and effect.

14.                               Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Unit Issuance Agreement.

15.                               Counterparts. This Unit Issuance Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

16.                               Miscellaneous. This Unit Issuance Agreement may not be amended except in writing signed by the Company and the Unit Holder. Notwithstanding the foregoing, this Unit Issuance Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Unit Issuance Agreement; and/or (b) to make such changes that do not materially adversely affect the Unit Holder’s rights hereunder. In the event of a conflict between this Unit Issuance Agreement and the Partnership Agreement, the Partnership Agreement shall govern; provided that, in the event that the Partnership Agreement is amended following the date hereof in a manner that disproportionately and adversely affects the Unit Holder’s rights as a holder of Common Partnership Units, then, solely with respect to such affected rights, the terms of this Agreement shall control.

17.                               Status as a Partner. As of the Issuance Date, the Unit Holder shall be admitted as a partner of the Partnership with beneficial ownership of the number of Common Partnership Units issued to the Unit Holder as of such date pursuant to this Unit Issuance Agreement by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

18.                               Status of Common Partnership Units. The Common Partnership Units are issued as equity securities of the Partnership. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Company common stock in exchange for Common Partnership Units with respect to which the Unit Holder has exercised its Redemption Right pursuant to Section 8.6 of the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement. The Unit Holder must be eligible to receive the Common Partnership Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Unit Holder acknowledges that the Unit Holder will have no right to approve or disapprove such determination by the Company.

19.                               Investment Representations; Registration. The Unit Holder hereby makes the covenants, representations and warranties as set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Unit Issuance Agreement by the Unit Holder. The Partnership will have no obligation to register under the Securities Act any Common Partnership Units or any other securities issued pursuant to this Unit Issuance Agreement or upon conversion or exchange of Common Partnership Units.

20.                               Section 83(b) Election. In connection with this Unit Issuance Agreement, the Unit Holder hereby agrees to make an election to include in gross income in the year of transfer the applicable Common Partnership Units pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

21.                               Acknowledgement.  The Unit Holder hereby acknowledges and agrees that this Unit Issuance Agreement and the Common Partnership Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to issue to the Unit Holder Common Partnership Units pursuant to the terms of any written agreement or letter or written offer with the Company and/or the Partnership executed prior to or coincident with the date hereof, including without limitation the Transaction Agreement, the JBG Managing Member Contribution Agreement, the JBG Properties Contribution Agreement and the Partnership Merger Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Unit Issuance Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
Name:
Title:

JBG SMITH PROPERTIES LP, a Delaware limited partnership

By: JBG SMITH Properties GP LLC, a Delaware limited liability company, its general partner

By: Vornado Realty L.P., a Delaware limited partnership, its manager

By: Vornado Realty Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

UNIT HOLDER

Name: